Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TIANYIN PHARMACEUTICAL CO, INC. (the “Company”) on Form 10-QSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report’), I, Dr. Guoqing Jiang, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:  May 12, 2008

/s/  Dr. Guoqing Jiang

Dr. Guoqing Jiang,

Chief Executive Officer/Acting Chief Financial Officer